Kaltura Announces CFO Departure

NEW YORK, October 6, 2025 -- Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Video Experience Cloud, today announced that John Doherty, Chief Financial Officer, will be stepping down effective December 5, 2025. Mr. Doherty informed the Company that he is taking on a chief financial officer role at a public company in the medical technology industry.

The Company has retained an external search firm to identify successor candidates. In addition, Mr. Doherty has agreed to stay on as an advisor to the Company through March 31, 2026, to help facilitate a smooth transition.

“We thank John for his many contributions to Kaltura and wish him well in his next role,” said Ron Yekutiel, Co-founder, Chairman, President, and CEO of Kaltura. “Over the last two years we have strengthened our organization and laid the foundation to become a “Rule of 30” company through topline growth and improved adjusted EBITDA margin by 2028 or before. With a talented finance team in place and a transition plan underway, we remain confident in our ability to execute on our strategy and deliver long-term value for shareholders.”

“I would like to thank Ron, the board and everyone at Kaltura,” said John Doherty. “Together, we strengthened the Company’s financial foundation and positioned it for continued success. I have confidence in Kaltura’s strategy, leadership, and finance organization, and I look forward to seeing the Company’s future achievements and supporting it throughout the transition period.”

The Company re-affirmed its financial guidance for the third quarter, as provided on August 7, 2025, and looks forward to discussing its financial results on November 10, 2025.

About Kaltura
Kaltura’s mission is to create and power AI-infused hyper-personalized video experiences that boost customer and employee engagement and success. Kaltura’s AI Video Experience Cloud includes a platform for enterprise and TV content management and a wide array of Gen AI-infused video-first products, including Video Portals, LMS and CMS Video Extensions, Virtual Events and Webinars, Virtual Classrooms, and TV Streaming Applications. Kaltura engages millions of end-users at home, at work, and at school, boosting both customer and employee experiences, including marketing, sales, and customer success; teaching, learning, training and certification; communication and collaboration; and entertainment, and monetization. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura, Inc.

John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
IR@Kaltura.com
+1 617 542 6180

Media Contacts:
Kaltura, Inc.
Nohar Zmora
pr.team@kaltura.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding the expected Chief Financial Officer transition, and our future financial and operating performance, including our third quarter financial guidance and long-term targets.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.